Exhibit (a)(1)(E)
Offer To Purchase For Cash
All Outstanding Shares of Common Stock
of
BRIGHAM EXPLORATION COMPANY
at
$36.50 Net Per Share
Pursuant to the Offer to Purchase dated October 28, 2011
by
FARGO ACQUISITION INC.,
an indirect, wholly owned subsidiary of

STATOIL ASA

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF WEDNESDAY, NOVEMBER 30, 2011, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

October 28, 2011

To Our Clients:

Enclosed for your consideration are the offer to purchase, dated October 28, 2011 (the “Offer to Purchase”), and the related letter of transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, collectively constitute the “Offer”) in connection with the Offer by Fargo Acquisition Inc., a Delaware corporation (“Purchaser”) and an indirect, wholly owned subsidiary of Statoil ASA, a public limited liability company organized under the laws of Norway (“Statoil”), to purchase all of the shares of common stock, par value $0.01 per share (“Shares”), of Brigham Exploration Company, a Delaware corporation (“Brigham”), that are issued and outstanding at a price of $36.50 per Share, net to the seller in cash (such price, or any higher price per Share paid in the Offer, the “Offer Price”), without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Also enclosed is a letter to stockholders of Brigham from the Chief Executive Officer of Brigham, accompanied by Brigham’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF BRIGHAM EXPLORATION COMPANY (THE “BRIGHAM
BOARD”) UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR
SHARES TO PURCHASER PURSUANT TO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price for the Offer is $36.50 per Share, net to you in cash, without interest thereon and less any applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of October 17, 2011 (as it may be amended or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among Statoil, Purchaser and Brigham. Following the consummation of the Offer and the satisfaction or waiver of the applicable conditions set forth in the Merger Agreement, Purchaser will merge with and into Brigham (the “Merger”), with Brigham continuing as the surviving corporation in the Merger and as an indirect, wholly owned subsidiary of Statoil. At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares then owned by Statoil, Purchaser, Brigham or any of their respective direct or indirect wholly owned subsidiaries and (ii) Shares that are held by any stockholders who properly demand appraisal in connection with the Merger as described in Section 17 of the Offer to Purchase) will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest thereon and less any applicable withholding taxes. Under no circumstances will interest be paid with respect to the purchase of Shares pursuant to the Offer, regardless of any extension of the Offer or any delay in making payment for Shares.

4. After careful consideration, the Brigham Board has unanimously (1) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable and fair to and in the best interests of Brigham and its stockholders, (2) approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and (3) recommended that the stockholders of Brigham accept the Offer, tender their Shares to Purchaser pursuant to the Offer and, if required by applicable law, approve and adopt the Merger Agreement and the Merger.

5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of Wednesday, November 30, 2011, unless the Offer is extended.

6. The Offer is not subject to any financing condition. The Offer is conditioned upon: (i) the expiration or termination of the waiting period (and extensions thereof) applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder and (ii) there being validly tendered in accordance with the terms of the Offer and not withdrawn prior to the Expiration Date a number of Shares that, together with the Shares then owned by Statoil and Purchaser (if any), represents at least a majority of the outstanding Shares on a fully diluted basis, assuming the issuance of all Shares that may be issued upon the vesting, conversion or exercise of all outstanding options, warrants, convertible or exchangeable securities and similar rights, other than the Top-Up Shares (as defined in Section 11 of the Offer to Purchase) as of the Expiration Date. The Offer is also subject to other customary conditions. See Section 15 of the Offer to Purchase.

7. Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
BRIGHAM EXPLORATION COMPANY
at
$36.50 NET PER SHARE
Pursuant to the Offer to Purchase dated October 28, 2011
by
FARGO ACQUISITION INC.,
an indirect, wholly owned subsidiary of
STATOIL ASA

The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase, dated October 28, 2011 (the “Offer to Purchase”), and the related letter of transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, collectively constitute the “Offer”) in connection with the Offer by Fargo Acquisition Inc., a Delaware corporation (“Purchaser”) and an indirect, wholly owned subsidiary of Statoil ASA, a public limited liability company organized under the laws of Norway (“Statoil”), to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share (“Shares”), of Brigham Exploration Company, a Delaware corporation (“Brigham”), at a purchase price of $36.50 per Share, net to the seller in cash (such price, or any higher price per Share paid in the Offer, the “Offer Price”), without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:          SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the Expiration Date.

Dated:

(Signature(s))

(Please Print Name(s))

Address:
(Include Zip Code)

Area Code and Telephone No.:

Taxpayer Identification or Social Security No.:

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.